UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2013

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21174	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In March 2013, Avid Technology, Inc. (the “Company”) announced that due to the delay in the filing of its annual report on Form 10-K for the year ended December 31, 2012 (“Form 10-K”), it had received a notification letter from the staff of the NASDAQ Listing Qualifications Department (the “NASDAQ Staff”) stating that the Company does not comply with NASDAQ Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission (the “SEC”).

On May 17, 2013, the Company received an additional notification from the NASDAQ Staff of the Company’s continued noncompliance with NASDAQ Listing Rule 5250(c)(1) due to the Company’s delay in filing its Form 10-Q for the first quarter ended March 31, 2013 (“Form 10-Q”). The notification was issued in accordance with NASDAQ procedure, which provides that failure to comply with the above-referenced rule could serve as a basis for the delisting of the Company’s stock from the NASDAQ Global Select Market.

The Company has, in accordance with the NASDAQ Staff’s requirements as set forth in the notification, on May 20, 2013, submitted a plan to regain compliance with NASDAQ’s continued listing requirements. If the NASDAQ Staff accepts the Company’s plan, the Company expects to have up to 180 calendar days from the initial due date for the Form 10-K, or until September 16, 2013, to regain compliance. If the NASDAQ Staff does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a NASDAQ Hearings Panel. The NASDAQ notifications have no immediate effect on the listing of the Company’s common stock on the NASDAQ Global Select Market.

The Company issued a press release on May 21, 2013 disclosing the Company’s receipt of the additional NASDAQ notification letter. A copy of such press release is attached as Exhibit 99.1 hereto.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As previously reported in the Form 12b-25 Notification of Late Filing of Annual Report on Form 10-K for the year ended December 31, 2012 and Notification of Late Filing of Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (collectively the “Notices of Late Filing”) and the Current Report on Form 8-K (the “March Form 8-K”) filed by the Company with the Commission on March 21, 2013 (collectively with the Notices of Late Filing, the “Prior Reports”), during the course of the Company’s normal review of its financial results for the fourth quarter and full year 2012, it was determined that the Company needed to evaluate its current and historical accounting treatment related to bug fixes, upgrades, enhancements and compatibility extensions (collectively “Software Updates”).

The first step in the Company’s evaluation was to undertake an initial review of whether Software Updates previously made available by the Company to certain of its customers at no-charge included upgrades, enhancements or compatibility extensions and if so, whether such upgrades, enhancements or compatibility extensions met the definition of post-contract customer support (PCS) under U.S. Generally Accepted Accounting Principles (“GAAP”). During the course of this initial review, the Company concluded that certain of these no-charge Software Updates should have been accounted for as implied PCS when recognizing revenue for the original sale of the related product.

On May 20, 2013, after evaluating management’s initial assessment of the potential magnitude of the incorrect application of GAAP with respect to certain Software Updates, the Audit Committee of the

Company’s Board of Directors concluded, after discussions with the Company’s management that the Company’s unaudited interim consolidated financial statements for the quarterly periods ended (i) September 30, 2012 and 2011, (ii) June 30, 2012 and 2011, and (iii) March 31, 2012 and 2011, as well as its audited consolidated financial statements for the years ended December 31, 2011, 2010 and 2009 should no longer be relied upon because of these errors in the application of GAAP. The Company's Audit Committee discussed this matter with the Company's independent registered public accounting firm, Ernst & Young LLP. In addition, any previously issued press release or other publicly issued statement by the Company containing financial information for such periods should not be relied upon.

The Company expects that the timing of revenue recognition for the impacted customer arrangements will change from the historical presentation in the Company’s financial statements pursuant to which revenue was recognized up front, generally to being recognized ratably over the estimated implied PCS service period. In addition, the timing of recognition of certain costs related to these customer arrangements may also be impacted, along with the timing of related income taxes. The Company cannot at this time estimate the full impact of the adjustments of revenue and costs, and the related impact on income taxes, on any previously issued financial statements for any individual reporting period, although it may be significant. However, while the restatement adjustments will impact previously reported revenue and operating results for prior periods, the restatement adjustments are not expected to affect the amount of total revenue ultimately to be earned, or the amount or timing of cash received or to be received, from the sales transactions or the Company’s liquidity or cash flow for any prior period.

In addition, the Company will revise its consolidated financial statements for the years ended December 31, 2011, 2010 and 2009 for the correction of the errors previously identified and disclosed in its Form 10-Q for the quarterly periods ended September 30, 2012, June 30, 2012 and March 31, 2012.

The Company is also reassessing its accounting for certain restructuring expenses related to lease obligations and other exit activities in the quarters ended June 30, 2012 and September 30, 2012. While the Company continues to analyze the accounting treatment of these restructuring expenses, the Company has concluded that it has improperly accounted for such restructuring expenses and currently estimates that the restructuring expenses may have been cumulatively overstated by approximately $3.5 million on a pre-tax basis at September 30, 2012.

The Company’s management, including its Chief Executive Officer and Chief Financial Officer, has concluded that the Company’s disclosure controls and procedures and internal controls over financial reporting were not effective as of December 31, 2012 or March 31, 2013 because of the material weaknesses in the Company’s internal controls over financial reporting relating to the matters disclosed in the Company's Form 10-Q for the quarterly periods ended September 30, 2012, June 30, 2012 and March 31, 2012 and the matters described in this Form 8-K.

The Company’s evaluation of current and historical accounting treatment related to Software Updates is ongoing and the Company may identify additional issues, which could require further adjustments to the Company’s prior financial statements for one or more prior fiscal years or periods.

When the Company’s evaluation is completed, the Company intends to correct the above-described errors through the filing of its Form 10-K for the year ended December 31, 2012. The Company is not currently able to predict when it will file its Form 10-K for the year ended December 31, 2012.

Item 7.01 Regulation FD Disclosure.

On May 21, 2013, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information contained in this Form 8-K, this Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements about Avid’s anticipated plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding the additional time that may be granted for Avid to regain compliance with the NASDAQ rules, Avid’s ability to regain compliance with NASDAQ’s rules, the ongoing evaluation of Avid’s current and historical accounting practices and treatment of various items, including Software Updates, and the outcome and timing of such evaluation; the scope of the ongoing evaluation; the impact of the evaluation on Avid’s financial results and the financial statements for the quarter ended March 31, 2013 and prior periods, including on previously reported revenue, operating results and liquidity and cash flow; the timing of revenues, costs and taxes and the total revenues, costs and taxes over time; and the timing of the filing of restated financial statements, Avid’s 2012 Form 10-K and Form 10-Q for the quarter ended March 31, 2013 and any future filings. These forward-looking statements are based on current expectations as of the date of this filing and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the impact of restatement of financial statements for prior periods; the impact of delays in Avid’s completion of its financial statements and the filing of its periodic reports; the impact of the previously disclosed ongoing SEC and Department of Justice inquiries; the impact of the ongoing evaluation and these inquiries on Avid’s financial results and financial statements for the quarter ended March 31, 2013 and prior and future periods, including the costs associated with the evaluation and inquiries; Avid’s ability to regain compliance with NASDAQ’s continued listing requirements; the identified material weakness in Avid’s internal controls; recent changes in Avid’s management; Avid’s ability to execute its strategic plan and meet customer needs; its ability to produce innovative products in response to changing market demand, particularly in the media industry; risks related to litigation; competitive factors; history of losses; fluctuations in its revenue, based on, among other things, Avid’s performance in particular geographies or markets, fluctuations in foreign currency exchange rates and seasonal factors; adverse changes in economic conditions; and Avid’s liquidity. Moreover, the business may be adversely affected by future legislative, regulatory or tax changes as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect Avid’s business and prospects are described in the filings made by the Company with the SEC.
Avid expressly disclaims any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1*	Press Release dated May 21, 2013.

*	Document furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: May 21, 2013	By: /s/ John W. Frederick Name: John W. Frederick Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer